Exhibit 99

Colgate Announces 4th Quarter and Full Year 2014 Results

All Operating Divisions Contributed to Volume Growth

NEW YORK--(BUSINESS WIRE)--January 29, 2015--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $4,221 million in fourth quarter 2014, a decrease of 3.0% versus fourth quarter 2013. Global unit volume grew 2.5%, pricing increased 3.5% and foreign exchange was negative 9.0%. Organic sales (Net sales excluding foreign exchange, acquisitions and divestments) grew 6.0%.

Net income and Diluted earnings per share in fourth quarter 2014 were $628 million and $0.68, respectively. Net income in fourth quarter 2014 included $71 million ($0.08 per diluted share) of aftertax charges resulting from the implementation of the Company’s four-year Global Growth and Efficiency Program (the “2012 Restructuring Program”) and a charge for a previously disclosed European competition law matter.

Net income and Diluted earnings per share in fourth quarter 2013 were $564 million and $0.60, respectively. Net income in fourth quarter 2013 included aftertax charges of $133 million ($0.15 per diluted share) resulting from the items described in Table 8.

Excluding the above noted items in both periods, Net income in fourth quarter 2014 was $699 million, even with fourth quarter 2013, and Diluted earnings per share in fourth quarter 2014 was $0.76, an increase of 1% versus fourth quarter 2013, reflecting a double-digit increase on a currency neutral basis.

Gross profit margin was 58.6% in fourth quarter 2014 versus 58.9% in the year ago quarter. Excluding the above noted items in both periods, Gross profit margin was 58.8% in fourth quarter 2014, a decrease of 30 basis points versus the year ago quarter, primarily as a result of higher raw and packaging material costs, which included significant foreign exchange transaction costs, which were partially offset by the benefits from cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and higher pricing.

Selling, general and administrative expenses were 34.0% of Net sales in fourth quarter 2014 versus 37.0% of Net sales in fourth quarter 2013. Excluding the above noted items in both periods, Selling, general and administrative expenses decreased by 100 basis points to 33.5% of Net sales in fourth quarter 2014, due to lower overhead expenses and decreased advertising investment, both as a percentage of Net sales. Worldwide advertising investment decreased 8% to $410 million versus the year ago quarter.

Operating profit increased 12% to $995 million in fourth quarter 2014 compared to $892 million in fourth quarter 2013. Excluding the above noted items in both periods, Operating profit increased 1% to $1,080 million.

Net cash provided by operations for the full year 2014 was $3,298 million compared to $3,204 million for the full year 2013, primarily due to strong operating earnings and a continued tight focus on working capital. Free cash flow before dividends (Net cash provided by operations less Capital expenditures) exceeded 100% of Net income. Working capital as a percentage of Net sales was 0.8%, roughly even with the year ago period.

For the full year 2014, worldwide Net sales were $17,277 million, a decrease of 1.0% versus full year 2013. Global unit volume grew 3.0%, pricing increased 2.0% and foreign exchange was negative 6.0%. Organic sales grew 5.0%.

Net income and Diluted earnings per share for full year 2014 were $2,180 million and $2.36, respectively. Full year 2014 results include $532 million ($0.57 per diluted share) of aftertax charges resulting from the implementation of the 2012 Restructuring Program, Venezuela remeasurement charges, charges for previously disclosed European competition law matters, costs related to the sale of land in Mexico and a previously disclosed charge for a foreign tax matter.

Net income and Diluted earnings per share for full year 2013 were $2,241 million and $2.38, respectively. As previously disclosed, full year 2013 results included aftertax charges of $424 million ($0.46 per diluted share) resulting from the items described in Table 9.

Excluding the items noted above in both periods, Net income for full year 2014 increased 2% versus full year 2013, and Diluted earnings per share increased 3% versus full year 2013, reflecting a double-digit increase on a currency neutral basis.

Gross profit margin was 58.5% for full year 2014 versus 58.6% in full year 2013. Excluding the items noted above in both periods, Gross profit margin was 58.7% in full year 2014, a decrease of 10 basis points versus full year 2013, primarily as a result of higher raw and packaging material costs, which included foreign exchange transaction costs, which were largely offset by the benefits from cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and higher pricing.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the fourth quarter results and outlook for 2015, excluding the 2014 and 2013 items noted above, “We are very pleased to have finished the year with strong, broad-based organic sales growth and higher profitability. Operating profit and net income as a percent to sales both increased versus the year ago period.

“All operating divisions contributed to the 6.0% organic sales growth, driven by positive unit volume growth and, in most divisions, higher pricing. Organic sales grew 9.5% in emerging markets, despite economic challenges in certain countries.

“Colgate’s leading global market shares in toothpaste and manual toothbrushes remain strong at 44.5% and 33.4%, respectively, on a year-to-date basis. We continue to make great progress in mouthwash, with our global market share in that category at 16.9% year-to-date, up 10 basis points versus the year ago period.”

In closing, Mr. Cook commented, “As we enter 2015, macroeconomic conditions and foreign exchange volatility remain challenging. Despite that, we anticipate another year of solid organic sales growth driven by a full new product pipeline across all categories and geographies. While our long term goal of double-digit annual earnings per share growth remains unchanged, we continue to see significant deterioration in foreign exchange rates. As a result, we are planning for a year of gross margin expansion and low-single-digit earnings per share growth on a dollar basis, based on current spot rates and excluding charges related to the 2012 Restructuring Program. This earnings per share growth would reflect a double-digit increase on a currency neutral basis.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgatepalmolive.com.

The following are comments about divisional performance for fourth quarter 2014 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information schedules for additional information on divisional net sales and operating profit.

North America (18% of Company Sales)

North America Net sales increased 1.0% in fourth quarter 2014. Unit volume increased 3.0% with 1.0% lower pricing due to increased promotional activities, while foreign exchange was negative 1.0%. Organic sales increased 2.0% during the quarter.

Operating profit in North America decreased 1% in fourth quarter 2014 to $239 million, or 60 basis points to 30.6% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, which was partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased promotional activities, partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. This decrease in Selling, general and administrative expenses was primarily due to lower overhead expenses.

In the U.S., new product launches are contributing to volume growth. Market share gains year-to-date were seen in manual toothbrushes, powered toothbrushes, mouthwash, liquid cleaners and fabric conditioners. In toothpaste, Colgate Enamel Health, Colgate Optic White, Colgate Optic White Platinum Whiten & Protect, Colgate MaxFresh Cool Scrub and Tom’s of Maine toothpastes had strong sales during the quarter.

In manual toothbrushes, Colgate continued its brand market leadership in the U.S. with its market share in that category reaching a record 40.5% year to date, up 2.4 share points versus the year ago period. This success was driven by strong sales of Colgate Optic White Toothbrush + Built-In Whitening Pen, Colgate 360° Enamel Health, Colgate 360° Optic White and Colgate 360° Total Advanced Floss-Tip Bristles manual toothbrushes.

Successful products driving volume growth in the U.S. in other categories include Colgate Total Lasting White, Colgate Optic White and Colgate Kids mouthwashes, Fabuloso liquid cleaner and Suavitel Fast Dry fabric conditioner.

Latin America (28% of Company Sales)

Latin America Net sales decreased 6.0% in fourth quarter 2014. Unit volume increased 1.0% with 11.5% higher pricing, while foreign exchange was negative 18.5%. Volume gains were led by Venezuela and Central America and were partially offset by volume declines in Brazil. Organic sales for Latin America increased 12.0% during the quarter.

Operating profit in Latin America decreased 4% in fourth quarter 2014 to $348 million, while as a percentage of Net sales it increased 50 basis points to 29.2% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses, which was partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was due to higher raw and packaging material costs, which included foreign exchange transaction costs, partially offset by higher pricing and cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. This decrease in Selling, general and administrative expenses was due to decreased advertising investment and lower overhead expenses.

Colgate’s strong leadership in toothpaste throughout Latin America continued during the quarter with Chile and Puerto Rico achieving record high market shares year to date. Strong sales of Colgate Luminous White Advanced, Colgate Luminous Instant, Colgate Total Breath Health, Colgate Triple Action and Colgate Maximum Cavity Protection plus Neutrazucar toothpastes drove volume growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate Slim Soft and Colgate Premier manual toothbrushes. In mouthwash, Colgate’s strong market share performance continued throughout the region, driven by the success of Colgate Plax Fresh Tea and Colgate Plax 2 in 1 mouthwashes.

Products in other categories contributing to volume growth include Protex Men, Protex Vitamin E, Protex Omega 3, Palmolive Naturals Pomegranate, Palmolive Naturals Olive and Aloe and Palmolive Naturals Yogurt and Royal Jelly bar soaps, Suavitel Complete and Suavitel Aroma Intense fabric conditioners, Axion Goodbye Odors dish liquid and Fabuloso Apple liquid cleaner.

Europe/South Pacific (20% of Company Sales)

Europe/South Pacific Net sales decreased 7.5% in fourth quarter 2014. Unit volume increased 2.5% with 2.0% lower pricing due to increased promotional activities, while foreign exchange was negative 8.0%. Volume gains were led by Germany and the United Kingdom. Organic sales for Europe/South Pacific increased 1.0%.

Operating profit in Europe/South Pacific decreased 2% in fourth quarter 2014 to $196 million, while as a percentage of Net sales it increased 140 basis points to 25.1% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, which was partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, which more than offset higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased promotional activities. This increase in Selling, general and administrative expenses was due to higher overhead expenses, which were partially offset by decreased advertising investment.

Colgate strengthened its oral care leadership in the Europe/South Pacific region with toothpaste share gains led by the United Kingdom, Denmark, Italy and France. Successful premium products driving market share gains include Colgate Max White One Optic, Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer and elmex Sensitive Plus Gentle Whitening toothpastes. In the manual toothbrush category, Colgate Cavity Protection, Colgate 360° Interdental and Colgate Slim Soft Charcoal manual toothbrushes contributed to market share gains across the region.

Recent premium innovations contributing to volume growth in other product categories include Ajax All Usage Gel liquid cleaner, Soupline Paradise Sensations fabric conditioner and the relaunch of Sanex Dermo Protector and Palmolive Naturals shower gels.

Asia (14% of Company Sales)

Asia Net sales increased 4.5% during fourth quarter 2014. Unit volume increased 4.5% with 2.0% higher pricing, while foreign exchange was negative 2.0%. Volume gains were led by the Greater China region, the Philippines and India. Organic sales for Asia increased 6.0%.

Operating profit in Asia increased 8% in fourth quarter 2014 to $178 million, or 90 basis points to 29.7% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, which more than offset higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was primarily due to lower overhead expenses.

Colgate continued its toothpaste leadership in Asia, driven by market share gains in India, Thailand, the Philippines, Malaysia and Pakistan. Successful new products including Colgate 360° Charcoal Deep Clean, Colgate Optic White Plus Shine, Colgate Active Salt Healthy White and Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer toothpastes contributed to volume growth in the region. In the fourth quarter of 2014, Colgate completed the purchase of the Laser oral care business in Myanmar and, as a result, Colgate became the market leader in the toothpaste category in Myanmar.

Successful products contributing to volume growth in other categories in the region include Colgate Slim Soft Charcoal and Colgate 360° Charcoal Gold manual toothbrushes, Colgate Plax Fresh Jasmine Tea, Colgate Plax Active Salt and Colgate Pro Gum Health mouthwashes and Palmolive Naturals shampoo and conditioner.

Africa/Eurasia (7% of Company Sales)

Africa/Eurasia Net sales decreased 10.0% during fourth quarter 2014. Unit volume increased 5.0% with 2.5% higher pricing, while foreign exchange was negative 17.5%. Volume gains were led by South Africa and the Sub-Saharan Africa region. Organic sales for Africa/Eurasia increased 7.5%.

Operating profit in Africa/Eurasia decreased 24% in fourth quarter 2014 to $58 million, or 350 basis points to 19.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, which was partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, driven by higher foreign exchange transaction costs, which were partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and higher pricing. This decrease in Selling, general and administrative expenses, was due to decreased advertising investment, which was partially offset by higher overhead expenses.

Colgate continued its toothpaste leadership in Africa/Eurasia, driven by market share gains in the Sub-Saharan Africa region, North Africa, Saudi Arabia, Tunisia, Kuwait, the Central Asia/Caucasus region and Ukraine. Successful products contributing to volume growth in the region include Colgate Altai Herbs, Colgate Optic White Instant and Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer toothpastes, Colgate Slim Soft Charcoal manual toothbrush, Colgate Plax Altai Herbs mouthwash, Palmolive Gourmet Spa Peach Sorbet and Palmolive Gourmet Spa Chocolate Veil liquid hand soaps, Palmolive Gourmet Spa Peach Sorbet, Palmolive Gourmet Spa Creamy Coffee and Protex for Men shower gels and Protex African Therapy bar soap.

Hill’s Pet Nutrition (13% of Company Sales)

Hill’s Net sales decreased 1.0% during fourth quarter 2014. Unit volume increased 0.5% with 3.5% higher pricing, while foreign exchange was negative 5.0%. Volume gains were led by Russia and were partially offset by volume declines in Japan. Hill’s organic sales increased 4.0%.

Hill’s Operating profit was $153 million in fourth quarter 2014, even with the fourth quarter of 2013, while as a percentage of Net sales it increased 40 basis points to 26.6% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to a decrease in Selling, general and administrative expenses and a decrease in Other (income) expense, net, which were partially offset by a decrease in Gross profit, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher costs, driven by higher raw and packaging material costs, due in part to formulation changes and foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. This decrease in Selling, general and administrative expenses was primarily due to decreased advertising investment. This decrease in Other (income) expense, net was in part due to the expiration of a third-party royalty agreement.

New product introductions in the U.S. include Hill’s Ideal Balance Slim & Healthy, Hill’s Science Diet Perfect Weight and Hill’s Prescription Diet c/d Multicare Urinary Stress, c/d Multicare with Ocean Fish, i/d Chicken & Vegetable Stew and k/d Vegetable & Tuna Stew. Other successful products include Hill’s Ideal Balance Small Breed, Large Breed and Grain Free and Hill’s Science Diet Sensitive Stomach & Skin and Grain Free.

New product introductions driving volume growth internationally include Hill’s Prescription Diet Metabolic, c/d Multicare Urinary Stress and c/d Multicare with Ocean Fish, Hill’s Ideal Balance, Hill’s Science Plan Small & Miniature Breed and Hill’s Science Diet Perfect Weight.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s web site at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data. Market share data is subject to limitations on the availability of up-to-date information. We believe that the third-party vendors we use to provide data are reliable, but we have not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Explanatory Note Regarding Currency Neutral Calculations

Diluted earnings per share growth for fourth quarter 2014 and full year 2014, on a currency neutral basis, eliminates from Diluted earnings per share growth (GAAP) the impact of the items described in Table 8 and Table 9, respectively, and the period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for fourth quarter 2014 and full year 2014, on a currency neutral basis, fourth quarter 2014 and full year 2014 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for fourth quarter 2013 and full year 2013, respectively.

Management’s estimate of earnings per share growth on a currency neutral basis for 2015 eliminates from earnings per share growth (GAAP) the impact of period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating earnings per share growth for full year 2015, on a currency neutral basis, estimated full year 2015 local currency results, which include the impact of estimated foreign currency transaction gains and losses, are translated into U.S. dollars using full year 2014 average foreign exchange rates.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency neutral basis), financial goals, the impact of currency devaluations, exchange controls, price controls and labor unrest, including in Venezuela, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements except as required by law. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments. Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2014 vs 2013 included with this release for a comparison of organic sales growth to sales growth in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges related to the 2012 Restructuring Program, charges related to the effective devaluations as a result of the changes to Venezuela’s foreign exchange system in 2014, charges related to the devaluation in Venezuela in 2013, costs related to the sale of land in Mexico, a charge for a foreign tax matter and charges for European competition law matters (non-GAAP). Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the performance of the Company’s ongoing operations. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2014 and 2013 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2014 and 2013 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

		Table 1

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2014	2013

Net sales	$4,221	$4,361

Cost of sales	1,746	1,794

Gross profit	2,475	2,567

Gross profit margin	58.6%	58.9%

Selling, general and administrative expenses	1,434	1,612

Other (income) expense, net	46	63

Operating profit	995	892

Operating profit margin	23.6%	20.5%

Interest (income) expense, net	4	(1)

Income before income taxes	991	893

Provision for income taxes	325	292

Effective tax rate	32.8%	32.7%

Net income including noncontrolling interests	666	601

Less: Net income attributable to noncontrolling interests	38	37

Net income attributable to Colgate-Palmolive Company	$628	$564

Earnings per common share
Basic	$0.69	$0.61
Diluted	$0.68	$0.60

Average common shares outstanding
Basic	911.3	925.7
Diluted	920.0	935.3

		Table 2

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2014	2013

Net sales	$17,277	$17,420

Cost of sales	7,168	7,219

Gross profit	10,109	10,201

Gross profit margin	58.5%	58.6%

Selling, general and administrative expenses	5,982	6,223

Other (income) expense, net	570	422

Operating profit	3,557	3,556

Operating profit margin	20.6%	20.4%

Interest (income) expense, net	24	(9)

Income before income taxes	3,533	3,565

Provision for income taxes	1,194	1,155

Effective tax rate	33.8%	32.4%

Net income including noncontrolling interests	2,339	2,410

Less: Net income attributable to noncontrolling interests	159	169

Net income attributable to Colgate-Palmolive Company	$2,180	$2,241

Earnings per common share
Basic	$2.38	$2.41
Diluted	$2.36	$2.38

Average common shares outstanding
Basic	915.1	930.8
Diluted	924.3	939.9

				Table 3

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2014 and December 31, 2013

(Dollars in Millions) (Unaudited)

		December 31,	December 31,
		2014	2013

	Cash and cash equivalents	$1,089	$962
	Receivables, net	1,552	1,636
	Inventories	1,382	1,425
	Other current assets	840	908
	Property, plant and equipment, net	4,080	4,083
	Other assets, including goodwill and intangibles	4,516	4,971
	Total assets	$13,459	$13,985

	Total debt	$6,148	$5,657
	Other current liabilities	3,442	3,671
	Other non-current liabilities	2,484	2,121
	Total liabilities	12,074	11,449
	Total Colgate-Palmolive Company shareholders' equity	1,145	2,305
	Noncontrolling interests	240	231
	Total liabilities and shareholders' equity	$13,459	$13,985

	Supplemental Balance Sheet Information
	Debt less cash, cash equivalents and marketable securities*	$4,859	$4,522
	Working capital % of sales	0.8%	0.7%

*	Marketable securities of $200 and $173 as of December 31, 2014 and 2013, respectively, are included in Other current assets.

		Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2014 and 2013

(Dollars in Millions) (Unaudited)

	2014	2013

Operating Activities
Net income including noncontrolling interests	$2,339	$2,410
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	442	439
Restructuring and termination benefits, net of cash	64	182
Voluntary benefit plan contribution	(2)	(101)
Venezuela remeasurement charges	327	172
Charge for a foreign tax matter	66	-
Stock-based compensation expense	131	128
Deferred income taxes	18	71
Cash effects of changes in:
Receivables	(109)	(37)
Inventories	(60)	(97)
Accounts payable and other accruals	57	24
Other non-current assets and liabilities	25	13
Net cash provided by operations	3,298	3,204

Investing Activities
Capital expenditures	(757)	(670)
Sale of property and non-core products	24	15
Purchases of marketable securities and investments	(340)	(505)
Proceeds from sale of marketable securities and investments	283	267
Payment for acquisitions, net of cash acquired	(87)	(3)
Other	18	6
Net cash used in investing activities	(859)	(890)

Financing Activities
Principal payments on debt	(8,525)	(7,554)
Proceeds from issuance of debt	8,960	7,976
Dividends paid	(1,446)	(1,382)
Purchases of treasury shares	(1,530)	(1,521)
Proceeds from exercise of stock options and excess tax benefits	371	339
Net cash used in financing activities	(2,170)	(2,142)

Effect of exchange rate changes on Cash and cash equivalents	(142)	(94)
Net increase (decrease) in Cash and cash equivalents	127	78
Cash and cash equivalents at beginning of the period	962	884
Cash and cash equivalents at end of the period	$1,089	$962

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$3,298	$3,204
Less: Capital expenditures	(757)	(670)
Free cash flow before dividends	$2,541	$2,534

Income taxes paid	$1,009	$1,087

				Table 5

Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2014 and 2013

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net Sales
Oral, Personal and Home Care

North America	$780	$772	$3,124	$3,072
Latin America	1,192	1,265	4,769	5,012
Europe/South Pacific	782	844	3,406	3,396
Asia	599	572	2,515	2,472
Africa/Eurasia	292	325	1,208	1,257

Total Oral, Personal and Home Care	3,645	3,778	15,022	15,209

Pet Nutrition	576	583	2,255	2,211

Total Net Sales	$4,221	$4,361	$17,277	$17,420

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Operating Profit
Oral, Personal and Home Care

North America	$239	$241	$926	$927
Latin America	348	363	1,279	1,385
Europe/South Pacific	196	200	877	805
Asia	178	165	736	698
Africa/Eurasia	58	76	235	268

Total Oral, Personal and Home Care	1,019	1,045	4,053	4,083

Pet Nutrition	153	153	592	563
Corporate(1)	(177)	(306)	(1,088)	(1,090)

Total Operating Profit	$995	$892	$3,557	$3,556

Note:
(1) Corporate operations includes costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2014 includes charges of $55 related to the 2012 Restructuring Program and a charge of $30 for a European competition law matter. For the three months ended December 31, 2013, Corporate Operating profit (loss) included charges of $173 related to the 2012 Restructuring Program, a charge of $5 for a European competition law matter and costs of $4 related to the sale of land in Mexico.

Corporate Operating profit (loss) for the twelve months ended December 31, 2014 includes charges of $286 related to the 2012 Restructuring Program, a charge of $327 related to the 2014 Venezuela remeasurements, charges of $41 for European competition law matters and costs of $4 related to the sale of land in Mexico. For the twelve months ended December 31, 2013, Corporate Operating profit (loss) included charges of $371 related to the 2012 Restructuring Program, a charge of $172 related to the 2013 Venezuela remeasurement, a charge of $23 for a European competition law matter and costs of $18 related to the sale of land in Mexico.

							Table 6

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2014 vs 2013

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales	3 months				Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(3.0)%	6.0%	2.5%	2.5%	2.5%	3.5%	(9.0)%

Europe/South Pacific	(7.5)%	1.0%	2.5%	3.0%	3.0%	(2.0)%	(8.0)%

Latin America	(6.0)%	12.0%	1.0%	0.5%	1.0%	11.5%	(18.5)%

Asia	4.5%	6.0%	4.5%	4.0%	4.5%	2.0%	(2.0)%

Africa/Eurasia	(10.0)%	7.5%	5.0%	5.0%	5.0%	2.5%	(17.5)%

Total International	(4.5)%	7.5%	2.5%	2.5%	2.5%	5.0%	(12.0)%

North America	1.0%	2.0%	3.0%	3.0%	3.0%	(1.0)%	(1.0)%

Total CP Products	(3.5)%	6.0%	2.5%	2.5%	2.5%	3.5%	(9.5)%

Hill's	(1.0)%	4.0%	0.5%	0.5%	0.5%	3.5%	(5.0)%

Emerging Markets (1)	(3.5)%	9.5%	2.5%	2.5%	2.5%	7.0%	(13.0)%

Developed Markets	(2.5)%	1.5%	2.0%	2.0%	2.0%	(0.5)%	(4.0)%

Note:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

							Table 7

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2014 vs 2013

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
						Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(1.0)%	5.0%	3.0%	3.0%	3.0%	2.0%	(6.0)%

Europe/South Pacific	0.5%	1.5%	3.5%	4.0%	4.0%	(2.5)%	(0.5)%

Latin America	(5.0)%	9.0%	2.5%	2.0%	2.5%	7.0%	(14.5)%

Asia	1.5%	4.5%	3.5%	3.5%	3.5%	1.0%	(3.0)%

Africa/Eurasia	(4.0)%	7.0%	6.0%	6.0%	6.0%	1.0%	(11.0)%

Total International	(2.0)%	6.0%	3.5%	3.5%	3.5%	2.5%	(8.0)%

North America	1.5%	2.5%	3.5%	3.5%	3.5%	(1.0)%	(1.0)%

Total CP Products	(1.0)%	5.0%	3.5%	3.5%	3.5%	1.5%	(6.0)%

Hill's	2.0%	4.0%	1.0%	1.0%	1.0%	3.0%	(2.0)%

Emerging Markets (1)	(2.5)%	7.5%	3.5%	3.5%	3.5%	4.0%	(10.0)%

Developed Markets	1.0%	2.0%	2.0%	2.5%	2.5%	(0.5)%	(0.5)%

Note:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

			Table 8

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2014	2013
Gross profit, GAAP	$2,475	$2,567
2012 Restructuring Program	6	6
Costs related to the sale of land in Mexico	-	4
Gross profit, non-GAAP	$2,481	$2,577

			Basis Point
Gross Profit Margin	2014	2013	Change
Gross profit margin, GAAP	58.6%	58.9%	(30)
2012 Restructuring Program	0.2%	0.1%
Costs related to the sale of land in Mexico	-%	0.1%
Gross profit margin, non-GAAP	58.8%	59.1%	(30)

Selling, General and Administrative Expenses	2014	2013
Selling, general and administrative expenses, GAAP	$1,434	$1,612
2012 Restructuring Program	(20)	(106)
Selling, general and administrative expenses, non-GAAP	$1,414	$1,506

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2014	2013	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.0%	37.0%	(300)
2012 Restructuring Program	(0.5%)	(2.5%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	33.5%	34.5%	(100)

Other (Income) Expense, Net	2014	2013
Other (income) expense, net, GAAP	$46	$63
2012 Restructuring Program	(29)	(61)
Charge for a European competition law matter	(30)	(5)
Other (income) expense, net, non-GAAP	$(13)	$(3)

Operating Profit	2014	2013	% Change
Operating profit, GAAP	$995	$892	12%
2012 Restructuring Program	55	173
Charge for a European competition law matter	30	5
Costs related to the sale of land in Mexico	-	4
Operating profit, non-GAAP	$1,080	$1,074	1%

			Basis Point
Operating Profit Margin	2014	2013	Change
Operating profit margin, GAAP	23.6%	20.5%	310
2012 Restructuring Program	1.3%	3.9%
Charge for a European competition law matter	0.7%	0.1%
Costs related to the sale of land in Mexico	-%	0.1%
Operating profit margin, non-GAAP	25.6%	24.6%	100

Net Income Attributable to Colgate-Palmolive Company	2014	2013	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$628	$564	11%
2012 Restructuring Program	41	125
Charge for a European competition law matter	30	5
Costs related to the sale of land in Mexico	-	3
Net income attributable to Colgate-Palmolive Company, non-GAAP	$699	$697	-%

Diluted Earnings Per Common Share(1)	2014	2013	% Change
Diluted earnings per common share, GAAP	$0.68	$0.60	13%
2012 Restructuring Program	0.05	0.14
Charge for a European competition law matter	0.03	0.01
Diluted earnings per common share, non-GAAP	$0.76	$0.75	1%
Note:

(1)	The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

			Table 9

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2014	2013
Gross profit, GAAP	$10,109	$10,201
2012 Restructuring Program	29	32
Costs related to the sale of land in Mexico	4	15
Gross profit, non-GAAP	$10,142	$10,248

			Basis Point
Gross Profit Margin	2014	2013	Change
Gross profit margin, GAAP	58.5%	58.6%	(10)
2012 Restructuring Program	0.2%	0.2%
Gross profit margin, non-GAAP	58.7%	58.8%	(10)

Selling, General and Administrative Expenses	2014	2013
Selling, general and administrative expenses, GAAP	$5,982	$6,223
2012 Restructuring Program	(62)	(137)
Selling, general and administrative expenses, non-GAAP	$5,920	$6,086

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2014	2013	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.6%	35.7%	(110)
2012 Restructuring Program	(0.3%)	(0.8%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.3%	34.9%	(60)

Other (Income) Expense, Net	2014	2013
Other (income) expense, net, GAAP	$570	$422
2012 Restructuring Program	(195)	(202)
Venezuela remeasurement charges	(327)	(172)
Charges for European competition law matters	(41)	(23)
Costs related to the sale of land in Mexico	-	(3)
Other (income) expense, net, non-GAAP	$7	$22

Operating Profit	2014	2013	% Change
Operating profit, GAAP	$3,557	$3,556	-%
2012 Restructuring Program	286	371
Venezuela remeasurement charges	327	172
Charges for European competition law matters	41	23
Costs related to the sale of land in Mexico	4	18
Operating profit, non-GAAP	$4,215	$4,140	2%

			Basis Point
Operating Profit Margin	2014	2013	Change
Operating profit margin, GAAP	20.6%	20.4%	20
2012 Restructuring Program	1.7%	2.2%
Venezuela remeasurement charges	1.9%	1.0%
Charges for European competition law matters	0.2%	0.1%
Costs related to the sale of land in Mexico	-%	0.1%
Operating profit margin, non-GAAP	24.4%	23.8%	60

Net Income Attributable to Colgate-Palmolive Company	2014	2013	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$2,180	$2,241	(3%)
2012 Restructuring Program	208	278
Venezuela remeasurement charges	214	111
Charges for European competition law matters	41	23
Costs related to the sale of land in Mexico	3	12
Charge for a foreign tax matter	66	-
Net income attributable to Colgate-Palmolive Company, non-GAAP	$2,712	$2,665	2%

Diluted Earnings Per Common Share (1) (2)	2014	2013	% Change
Diluted earnings per common share, GAAP	$2.36	$2.38	(1%)
2012 Restructuring Program	0.23	0.30
Venezuela remeasurement charges	0.23	0.12
Charges for European competition law matters	0.04	0.03
Costs related to the sale of land in Mexico	-	0.01
Charge for a foreign tax matter	0.07	-
Diluted earnings per common share, non-GAAP	$2.93	$2.84	3%
Notes:

(1) The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
Hope Spiller, 212-310-2291